WILMINGTON MULTI-MANAGER ALTERNATIVES FUND

A Special Meeting of Shareholders of Wilmington Multi-Manager Alternatives Fund (the "Fund"), a series of Wilmington Funds (the "Trust"), will be held on November 30, 2016, to vote on two important proposals that affect the Fund.  Please read the enclosed materials and cast your vote on the proxy card or voting instruction form.

Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to call you to solicit your vote.

The proposals for the Fund have been carefully reviewed by the Trust's Board of Trustees (the "Board").  The Trustees of the Trust, most of whom are not affiliated with Wilmington Funds Management Corporation (the "Investment Advisor") or its affiliates, are responsible for looking after your interests as a shareholder of the Fund.  The Board unanimously recommends that you vote FOR the proposals.

Voting is quick and easy.  Everything you need is enclosed.  To cast your vote, simply complete the proxy card or voting instruction form enclosed in this package. Be sure to sign the card or the form before mailing it in the postage-paid envelope.  If eligible, you may also vote your shares by touch-tone telephone or through the Internet.  Simply call the toll-free number or visit the web site indicated on your proxy card or voting instruction form, and follow the instructions.

If you have any questions before you vote, please call 1-800-836-2211.  We'll be glad to help you get your vote in quickly.  Thank you for your participation in this important initiative.

The following Q&A is provided to assist you in understanding the proposals for the Fund.  The proposals are described in greater detail in the enclosed proxy statement.  We appreciate your trust in the Fund and look forward to continuing to help you achieve your financial goals.

Important information to help you understand and vote on the proposals

Below is a brief overview of the proposals.  The proxy statement provides more information on the proposals.  Your vote is important, no matter how large or small your holdings may be.

What are the proposals I am being asked to vote on?

Proposal 1: Shareholders of the Fund are being asked to vote to approve modifications to the Fund's current fundamental investment goal.

Proposal 2: Shareholders of the Fund are being asked to approve the reclassification of the investment goal of the Fund from a fundamental investment policy to a non-fundamental investment policy.

Has the Board approved the proposals?

Yes.  The Board has unanimously approved each proposal and recommends that you vote to approve each proposal for the Fund.

Why am I being asked to approve modifications to the Fund's investment goal?

As discussed in more detail in the proxy statement, Investment Advisor has concluded that the Fund's pursuit of its current investment goal through its multi-strategy/multi-manager structure is not conducive to the Fund's growth or competitive performance.  Investment Advisor has determined that the Fund should change its investment goal and retain a single unaffiliated subadviser (subject to shareholder approval of the revised investment goal), Wellington Management Company LLP ("Wellington"), which would allocate and reallocate the Fund's assets among a number of global equity strategies managed by portfolio management teams within Wellington.  Wellington would also use a portion of the Fund's assets to seek to reduce, or hedge, a portion of the equity market risk generated by the portfolio.

The current investment goal of the Fund is to seek "to achieve long term growth of capital through consistent returns from investments that have a low correlation to traditional asset classes."  As a result of implementing the new investment strategy with Wellington, the Fund's portfolio would in fact have a higher correlation to the markets in which it invests, with hedging that is designed to reduce the sensitivity of the portfolio to market movements.  The Fund's investment goal is a "fundamental" policy, which means that it cannot be changed without shareholder approval.  Therefore, the Board unanimously recommends that shareholders approve changing the Fund's investment goal to: "to achieve long-term growth of capital with lower volatility than the broader equity markets."  The Investment Advisor believes that changing the investment goal is in the best interests of the Fund because the change will enable the Fund to pursue the new investment strategy with Wellington as the single subadviser, offering the Fund the prospect for improved performance and the potential for growth in assets.

What effect will changing the Fund's investment goal have on the Fund?

Changing the investment goal will allow the Fund to pursue the new investment strategy with Wellington as the sole subadviser, as described in the previous Q&A.  Investment Advisor anticipates that the Fund will experience an immediate and significant decrease in its net expense ratio (from 2.49% to 1.25% for Class I shares) as a result of hiring a single subadviser.  Investment Advisor believes that the restructured Fund will represent a unique offering with a competitive net expense ratio and the prospect for improved performance.

In conjunction with the proposed changes to the Fund's investment goal, Investment Advisor has proposed, and the Board has unanimously approved, the following changes, subject to shareholder approval of the revised investment goal:  (i) changing the Fund's name to reflect the Fund's proposed revised investment mandate; and (ii) changing certain principal investment strategies of the Fund.  The proposed name and investment strategy changes do not require shareholder approval.

Why am I being asked to approve the reclassification of the investment goal from "fundamental" to "non-fundamental"?
Q&A
1

The reclassification of the investment goal from "fundamental" to "non-fundamental" would permit the Board to amend the Fund's investment goal in the future without shareholder approval when the Board believes that the change is in the best interests of shareholders, without incurring the cost and delay of calling a meeting of shareholders. The Fund will provide shareholders with at least 60 days prior written notice of a change in its investment goal if Proposal 2 is approved by shareholders.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each share (and a proportionate fractional vote for each fractional share) you own of the Fund on the record date.  The record date is October 13, 2016.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card or voting instruction form and mailing it in the enclosed postage-paid envelope.  If eligible, you may also vote using a touch-tone telephone by calling the toll-free number printed on your proxy card or voting instruction form and following the recorded instructions or through the Internet by visiting the web site printed on your proxy card or voting instruction form and following the on-line instructions.  If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call 1-800-836-2211.

How do I sign the proxy card?

Individual Accounts:  Shareholders should sign exactly as their names appear on the account registration shown on the proxy card or voting instruction form.

Joint Accounts:  Either owner may sign, but the name of the person signing should conform exactly to a name appearing on the account registration as shown on the proxy card or voting instruction form.

All Other Accounts:  The person signing must indicate his or her capacity.  For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."
Q&A
2

WILMINGTON MULTI-MANAGER ALTERNATIVES FUND
(a series of Wilmington Funds)

IMPORTANT SHAREHOLDER INFORMATION
These materials are for a Special Meeting of Shareholders of Wilmington Multi-Manager Alternatives Fund (the "Fund"), a series of Wilmington Funds (the "Trust"), which will be held at 111 S. Calvert Street, 26th Floor, Baltimore, Maryland 21202, on Wednesday, November 30, 2016, at 3:00 p.m., Eastern time.  The enclosed materials discuss the proposals (the "Proposals") to be voted on at the meeting, and contain the Notice of Special Meeting of Shareholders, proxy statement and proxy card.  A proxy card is, in essence, a ballot.  When you vote your proxy, it tells us how you wish to vote on an important issue relating to the Fund.  If you specify a vote on the Proposals, your proxy will be voted as you indicate.  If you simply sign, date and return the proxy card, but do not specify a vote on the Proposals, your proxy will be voted "FOR" the Proposals.
We urge you to review carefully the Proposals described in the proxy statement.  Then, please fill out and sign the proxy card or voting instruction form and return it to us so that we know how you would like to vote.  When shareholders return their proxies promptly, additional costs of having to conduct additional mailings may be avoided.  PLEASE COMPLETE, SIGN AND RETURN your proxy card or voting instruction form.
We welcome your comments.  If you have any questions, call 1-800-836-2211.
TELEPHONE AND INTERNET VOTING For your convenience, you may be able to vote by telephone or through the Internet, 24 hours a day. If your account is eligible, instructions are enclosed.

WILMINGTON MULTI-MANAGER ALTERNATIVES FUND
(a series of Wilmington Funds)
111 South Calvert Street, 26th Floor
Baltimore, Maryland 21202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
The Board of Trustees of Wilmington Funds (the "Trust"), on behalf of Wilmington Multi-Manager Alternatives Fund (the "Fund"), has called a Special Meeting of Shareholders of the Fund (the "Meeting"), which will be held at  111 S. Calvert Street, 26th Floor, Baltimore, Maryland 21202,  on Wednesday, November 30, 2016 at  3:00 p.m., Eastern time.
During the Meeting, shareholders of the Fund will be asked to vote on the following proposals:
1.	To approve modifications to the Fund's current fundamental investment goal.
2.	To approve reclassification of the Fund's investment goal from a fundamental investment policy to a non-fundamental investment policy.
3.	To transact such other business, if any, as may properly come before the Meeting.
October 19, 2016	By Order of the Board of Trustees, Lisa R. Grosswirth Secretary, Wilmington Funds

Please sign and promptly return the proxy card or voting instruction form in the enclosed self-addressed envelope regardless of the number of shares you own.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 30, 2016

The Notice of Special Meeting of Shareholders, proxy statement and form of proxy card are available on the Internet at proxyvote.com.  The form of proxy card on the Internet site cannot be used to cast your vote.

If you have any questions about how to vote or about the Meeting, or wish to obtain directions to be able to attend the Meeting and vote in person, please call 1-800-836-2211.

WILMINGTON MULTI-MANAGER ALTERNATIVES FUND
(a series of Wilmington Funds)

PROXY STATEMENT
♦ INFORMATION ABOUT VOTING
Who is asking for my vote?
The Board of Trustees (the "Board" or the "Trustees") of Wilmington Funds (the "Trust"), on behalf of Wilmington Multi-Manager Alternatives Fund (the "Fund"), in connection with a Special Meeting of Shareholders of the Fund to be held on Wednesday, November 30, 2016 (the "Meeting"), has requested your vote on important matters (the "Proposals").
Who is eligible to vote?
Shareholders of record at the close of business on Thursday, October 13, 2016 (the "Record Date") are entitled to be present and to vote at the Meeting or any adjourned Meeting.  Each share of record of the Fund is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter relating to the Fund presented at the Meeting.  The Notice of Special Meeting of Shareholders, the proxy card and the proxy statement were first mailed to shareholders of record on or about October 28, 2016.
On what issues am I being asked to vote?
Shareholders are being asked to vote on the following Proposals:
Proposal 1:           To approve modifications to the Fund's current fundamental investment goal; and
Proposal 2:	To approve reclassification of the Fund's investment goal from a fundamental investment policy to a non-fundamental investment policy.
How does the Board recommend that I vote?
The Board, on behalf of the Fund, unanimously recommends that you vote FOR the approval of the Proposals.
How do I ensure that my vote is accurately recorded?
You may submit your proxy card or voting instruction form in one of four ways:
•
By Internet (if eligible).  The web address and instructions for voting can be found on the enclosed proxy card or voting instruction form.  You will be required to provide your control number located on the proxy card or voting instruction form.

•
By Telephone (if eligible).  The toll-free number for telephone voting can be found on the enclosed proxy card or voting instruction form.  You will be required to provide your control number located on the proxy card or voting instruction form.

•	By Mail. Mark the enclosed proxy card or voting instruction form, sign and date it, and return it in the postage-paid envelope we provided.
•	In Person at the Meeting. You can vote your shares in person at the Meeting.
Shareholders of record who hold shares directly with the Fund are eligible to vote by Internet or by telephone.  If you hold your shares with a broker or other financial intermediary, whether you are eligible to submit your voting instructions by Internet or by telephone will depend upon the proxy voting services provided by such broker or other financial intermediary.  If you require additional information regarding the Meeting, you may contact 1-800-836-2211.
Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified.  If you specify a vote on the Proposals, your proxy will be voted as you indicate.  If you simply sign, date and return the proxy card, but do not specify a vote on the Proposals, your proxy will be voted "FOR" the Proposals.
May I revoke my proxy?
You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.
What if my shares are held in a brokerage account?
If your shares are held by your broker, then in order to vote in person at the Meeting, you will need to obtain a "legal proxy" from your broker and present it to the Inspector of Elections at the Meeting.  Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

♦PROPOSAL 1:   TO APPROVE MODIFICATIONS TO THE FUND'S CURRENT FUNDAMENTAL INVESTMENT GOAL
The Board unanimously recommends that the shareholders of the Fund approve changing the Fund's current fundamental investment goal to read as follows:  to achieve long-term growth of capital with lower volatility than the broader equity markets.

Why am I being asked to approve modifications to the Fund's fundamental investment goal?
The current investment goal of the Fund is to seek "to achieve long-term growth of capital through consistent returns from investments that have a low correlation to traditional asset classes."  Since its inception, the Fund has sought to achieve that goal using a multi-manager, multi-strategy investment process, meaning that the Fund has employed a number of unaffiliated subadvisers (currently six), each pursuing its own particular alternative or non-traditional (i.e., hedge fund) strategy, overseen by Wilmington Funds Management Corporation (the "Investment Advisor") and the Fund's primary subadviser, Wilmington Trust Investment Advisors, Inc. ("WTIA"), which is affiliated with Investment Advisor.  Investment Advisor has concluded that it is in the best interests of the Fund to use a single unaffiliated subadviser, executing the alternative investment strategy described below, and to change the investment goal to correspond to the new investment strategy.
In particular, after reviewing various options, Investment Advisor has concluded that it would be preferable to retain a single unaffiliated subadviser (subject to shareholder approval of the revised investment goal), Wellington Management Company LLP ("Wellington"), which would allocate and reallocate the Fund's assets among a number of global equity strategies managed by various portfolio management teams within Wellington.  Wellington's allocations among those strategies will be based on objectives and guidelines specified by, or developed in consultation with WTIA, and under the supervision of Investment Advisor. Wellington would use a portion of the Fund's assets to seek to reduce, or hedge, a portion of the equity market risk generated by the portfolio.
As a result of implementing the new investment strategy with Wellington, the Fund's portfolio will in fact have a higher correlation to the markets in which it invests, with the hedging designed to reduce the sensitivity of the portfolio to market movements.  Therefore, the investment goal must be changed.  The Fund's investment goal is a "fundamental" policy, which means that it cannot be changed without shareholder approval.  The Board is recommending that shareholders approve changing the Fund's investment goal to: "to achieve long-term growth of capital with lower volatility than the broader equity markets."
What are the proposed modifications to the Fund's investment goal?
The Fund's investment goal is proposed to be changed as follows:
Current Investment Goal	Proposed Investment Goal
To achieve long-term growth of capital through consistent returns from investments that have a low correlation to traditional asset classes	To achieve long-term growth of capital with lower volatility than the broader equity markets
What effects will changing the Fund's investment goal have on the Fund?
If (and only if) the proposed change to the Fund's investment goal is approved by shareholders, the Fund will undergo a restructuring.  The restructuring includes: (i) changing the Fund's name to reflect the Fund's proposed revised investment mandate; and (ii) implementing new principal investment strategies for the Fund using Wellington as the sole unaffiliated subadviser.  In addition, the Fund's net expense ratio will be reduced from 2.49% to 1.25% (for Class I shares) due to the lower investment advisory fees that will be payable to Wellington by the Fund compared to the higher fees that are payable by the Fund to its current unaffiliated subadvisers.  The proposed name and investment strategy changes do not require shareholder approval.

Under the new principal investment strategy,  Wellington will construct an actively managed, globally diversified portfolio of equity securities, and implement an index-based hedging strategy in an effort to reduce the severity of portfolio losses in times of market downturns.
The Fund will invest in a portfolio of global equity securities, including common stock, preferred stock and depositary receipts, of companies of all market capitalizations.  Up to 60% of the equity portfolio may be invested in non-U.S. issuers, including emerging markets.  Based on the parameters developed by WTIA, Wellington will allocate and reallocate the portfolio among a selection of independent equity management teams within Wellington.  Each team pursues its own investment strategy or style, such as geography/region, growth/value, market capitalization, event-driven, economic sector, industry, or valuation measure.  In combining strategies, Wellington uses a number of proprietary analytical tools, including market environments analysis, extreme events analysis, stress testing, and simulation analysis.  Through the strategy selection process, Wellington seeks to construct a portfolio comprised of a diversified group of long-only equity strategies with differing investment approaches that provide an overall exposure comparable to the broader equity markets, and that reduces exposure to the risks typically associated with any single investment approach.  The underlying equity management teams have complete discretion and responsibility for security selection and portfolio construction decisions within their respective portions of the Fund's portfolio and subject to the constraints of the Fund's investment goal, strategies and restrictions.  The Fund may engage in active and frequent trading as part of its principal investment strategy.  The Fund's broad-based securities market index (i.e., its benchmark) will be the HFRX Equity Hedge Index.
Wellington will implement the hedging strategy by investing a portion of the Fund's net assets in futures contracts on broad-based equity indexes, the constituents of which include the types of securities in which the Fund invests directly, and in cash, cash equivalents and short-term debt instruments to satisfy applicable margin and asset segregation requirements.  The net market exposure (sum of long and synthetic short positions including cash) of the Fund is expected to range between 20% to 60% of the net asset value of the Fund, depending on Wellington's analysis of prevailing market conditions, although the exposure may fall outside of this range.  Wellington may also invest in a variety of other derivative instruments, such as swaps, forwards, other futures contracts and options, in order to implement the hedging strategy, to hedge foreign currency risk, and to gain equity-like exposure in certain markets.  Thus, the new strategy will be substantially similar, in effect, to an equity long/short strategy.
The new strategy is designed to have lower volatility than the markets in which it invests, seeking to preserve capital in down markets and, over a full market cycle, generally to keep pace in rising markets.  The Investment Advisor does not anticipate any operational issues with implementing the futures positions under the Fund's derivatives policy, or with administering the equity portfolio.
Additionally, the Fund will change its name to the "Wilmington Global Alpha Equities Fund."
All or substantially all of the Fund's portfolio will turn over as a result of the restructure.  The Investment Advisor will hire a transition manager to assist it, at an estimated cost of $175,000.  Trading costs of the restructure are included in the transition manager fee.  The transition manager fee will be borne by the Fund.
 A complete liquidation of the Fund's portfolio as of August 31, 2016, would generate approximately $4.4 million in gains that would be completely offset by the Fund's capital loss carry forwards.  Accordingly, the restructure will not generate a capital gains distribution for shareholders.
The Investment Advisor believes that the restructure of the Fund, as described above, will result in a unique, compelling and competitive product that will be a desirable element in client portfolios.  At the time that the transition to Wellington is complete (assuming shareholder approval), Investment Advisor expects that the Fund will be the only U.S. mutual fund subadvised by Wellington dedicated wholly to the new investment strategy (although the Fund has no exclusive rights to the strategy).  The Board and Investment Advisor believe that the immediate reduction in the net expense ratio, coupled with the prospect for better performance, justify the Fund bearing the expenses of the restructure.
Will there be changes to the Fund's subadvisers as a result of the proposed change to the Fund's investment goal?

As described previously, pending shareholder approval of the proposed investment goal, Investment Advisor anticipates transitioning to Wellington as the sole unaffiliated subadviser by the end of 2016 or early in 2017.  On September 15, 2016, the Board of Trustees of the Trust approved Wellington as a subadviser to the Fund.
Wellington is an 88-year old, global investment management firm, with aggregate assets under management of over $950 billion at June 30, 2016.  Wellington is headquartered in Boston, Massachusetts, and has 13 offices across the world.  Wellington manages equity, fixed income and alternative investment strategies in separate accounts and private funds for all types of investors, and as a subadviser to mutual funds.  Wellington does not sponsor its own mutual funds.  Pursuant to an exemptive order from the SEC, Investment Advisor (subject to the approval of the Board) may, with respect to the Fund, select and replace sub-advisors, which are unaffiliated with Investment Advisor, and amend Sub Advisory agreements, without obtaining shareholder approval, provided that certain conditions are met.  Hiring Wellington as the subadviser to the Fund does not require shareholder approval.  If Proposal 1 is approved by shareholders, the Fund will continue to rely on the SEC exemptive order and could, in the future, add one or more additional unaffiliated subadvisers in reliance on the SEC exemptive order, although there is no current intention to do so.
What is the required vote on Proposal 1?

Proposal 1 must be approved by shareholders representing the lesser of:  (A) at least 67% of the outstanding voting securities of the Fund present at the meeting, if holders of more than 50% of the outstanding voting securities of the Fund are present (in person or by proxy) at the meeting; or (B) more than 50% of the outstanding voting securities of the Fund (a "1940 Act Vote").

    If Proposal 1 is not approved by shareholders of the Fund, then the Fund will continue to be managed in accordance with its current investment goal, and with its current unaffiliated subadvisers, and Investment Advisor and the Board will consider what steps to take with respect to the ongoing management of the Fund.  If approved by shareholders of the Fund, the proposed investment goal is expected to become effective in January 2017.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

♦PROPOSAL 2:   TO APPROVE RECLASSIFICATION OF THE FUND'S INVESTMENT GOAL FROM A FUNDAMENTAL INVESTMENT POLICY TO A NON-FUNDAMENTAL INVESTMENT POLICY

The Board unanimously recommends that the shareholders of the Fund approve reclassification of the Fund's investment goal from a fundamental policy to a non-fundamental policy.

Why am I being asked to approve reclassification of the Fund's fundamental investment goal?

Under applicable law, a mutual fund's investment goal is not required to be fundamental.  The Fund's current investment goal is fundamental, which means that shareholders need to approve any material change to the investment goal.  In order to enhance the Fund's investment flexibility, it is proposed that the Fund's investment goal be reclassified as a "non-fundamental" policy, which means that the Board will be able to change the Fund's investment goal in the future without shareholder approval.  As the Board oversees Investment Advisor's implementation of the investment strategies and the investment performance of the Fund, this change would permit the Board to modify the investment goal if the Board believes that such a change would be in the best interests of the Fund.  Reclassifying the investment goal as a non-fundamental policy would also alleviate the time and expense associated with holding a shareholder meeting and soliciting proxies in conjunction with any future material change of the Fund's investment goal.  However, the Fund still intends to notify shareholders in advance of any future material change to the Fund's investment goal.  If shareholders approve this Proposal 2, the Fund also would disclose in the Fund's prospectus that the investment goal of the Fund is non-fundamental and may be changed by the Board without a vote of shareholders.  The Board currently does not intend to change the Fund's investment goal other than as described in Proposal 1.

What is the required vote on Proposal 2?

To reclassify the Fund's investment goal as "non-fundamental," Proposal 2 must be approved by shareholders of the Fund by a 1940 Act Vote, as previously described.  If shareholders do not approve Proposal 2, the Fund's investment goal will continue to be fundamental and the Board will be required to seek shareholder approval if, in the future, it decides to materially change either the investment goal or again attempt to reclassify the investment goal from fundamental to non-fundamental.  If approved by shareholders of the Fund, the proposed reclassification of the Fund's investment goal from "fundamental" to "non-fundamental" is expected to become effective in January 2017.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

♦  ADDITIONAL INFORMATION ABOUT THE FUND
The Investment Advisor.  Wilmington Fund Management Corporation, 1100 N. Market Street, Wilmington, DE 19890, is the Fund's Investment Advisor. WFMC and entities affiliated with WFMC or its predecessors have served as investment advisor to certain of funds of the Trust since 1988 and, as of June 30, 2016, it managed approximately $11.2 billion in assets.   Investment Advisor is a wholly owned subsidiary of Wilmington Trust Corporation, which is a wholly owned subsidiary of M&T Bank Corporation.
The Sub-Advisor.  Wilmington Trust Investment Advisors, Inc., 111 South Calvert Street, 26th Floor, Baltimore, MD 21202, is the Fund's Sub-Advisor.  The Sub-Advisor provides certain investment services, information, advice, assistance and facilities and performs research, statistical and investment services pursuant to a sub-advisory agreement among the Trust, Investment Advisor and the Sub-Advisor.  The Sub-Advisor is an affiliate of Investment Advisor and is a wholly owned subsidiary of Manufacturers Traders Trust Company, which is a wholly owned subsidiary of M&T Bank Corporation.

Third-Party Sub-Advisors:

Analytic Investors, LLC ("Analytic") sub-advises a portion of the Fund. Analytic, located at 555 West Fifth Street, 50th Floor, Los Angeles, California 90013, is a registered investment advisor.

Highland Capital Healthcare Advisors, L.P. ("HCHA") sub-advises a portion of the Fund. HCHA, located at 300 Crescent Court, Suite 700, Dallas, Texas 75201, is a registered investment advisor.

Highland Capital Management Fund Advisors, L.P. ("HCMFA") sub-advises a portion of the  Fund. HCMFA, located at 200 Crescent Court, Suite 700, Dallas, Texas 75201, is a registered investment advisor.

Parametric Risk Advisors LLC ("PRA") sub-advises a portion of the Fund. PRA, located at 518 Riverside Avenue, Westport, CT 06880, is a registered investment advisor.

P/E Global LLC ("PE Global") sub-advises a portion of the Fund. PE Global, located at 75 State Street, 31st Floor, Boston, MA 02109, is a registered investment advisor.

Shelton Capital Management ("Shelton") sub-advises a portion of the Fund. Shelton, located at 1050 17th Street, Suite 1710, Denver, CO 80265, is a registered investment advisor.

Co-Administrators.  WFMC and BNY Mellon Investment Servicing (U.S.) Inc. ("BNYM") serve as co-administrators to the Trust and provide the Fund with administrative personnel and services necessary to operate the

Fund.  BNYM, with its principal address at 301 Bellevue Parkway, Wilmington, DE 19809, also provides fund accounting services to the Fund.
For providing administrative services to the Fund, WFMC receives the following annual fee, based on the average daily net assets held in all portfolios of the Trust:

Maximum Administrative Fee	Average Aggregate Daily Net Assets of the Wilmington Funds
0.040%	on the first $5 billion
0.030%	on the next $2 billion ($5 – 7 billion)
0.025%	on the next $3 billion ($7 – 10 billion)
0.018%	on assets in excess of $10 billion

For providing administrative and accounting services to the Fund, BNYM receives the following annual fee, based on the average net assets held in all portfolios of the Trust:

Annual Fee, Billed and Payable Monthly	Average Monthly Net Assets of the Wilmington Funds
0.0285%	on the first $500 million
0.0280%	on the next $500 million
0.0275%	on assets in excess of $1 billion

For its services as fund accountant and co-administrator for the fiscal year ending April 30, 2016, the Fund paid BNYM $47,990 in fees.

The Distributor.  The distributor for the Fund is ALPS Distributors, Inc. ("Distributor"), with its principal address at 1290 Broadway, Suite 1100, Denver, Colorado 80203.  Under the Distributor's contract with the Trust, the Distributor offers shares on a continuous, best-efforts basis, including shares of the Fund.
The Distributor receives a front-end sales charge on certain share sales.  The Distributor generally pays up to 90% (and as much as 100%) of this charge to investment professionals for sales and/or administrative services. The Distributor retains any portion not paid to an investment professional, and makes this available for marketing and sales-related activities and expenses, including those of the Investment Advisor and its affiliates.  Furthermore, the Distributor may receive compensation from 12b-1 fees pursuant to a Rule 12b-1 Plan for activities principally intended to result in the sale of shares such as advertising and marketing of shares, including printing and disseminating prospectuses and sales literature to prospective shareholders and financial intermediaries.  The Distributor may also receive a monthly fee, computed at an annual rate not to exceed 0.25% of 1% of the average aggregate net asset value of the shares of the Fund held during the month, for providing shareholder services and maintaining shareholder accounts.  In addition to the Rule 12b-1 and/or shareholder services fees that a Fund may pay to financial intermediaries, the Distributor and the Investment Advisor and their affiliates may pay out of their own reasonable resources and legitimate profits amounts, including items of material value, to certain financial intermediaries.
The following chart reflects the total sales charges paid to M&T Securities, Manufacturers and Traders Trust Company, and Wilmington Trust Retirement and Investment Services, affiliates of the Investment Advisor, in connection with the sale of Class A Shares of the Fund and the amount retained by the Distributor for the fiscal year ended April 30, 2016:

Fiscal Year Ended	Total Sales Charges ($)	Amount Retained by Distributor ($)
April 30, 2016	143	-

The Transfer Agent.  The transfer and dividend disbursing agent for the Fund is BNYM.  BNYM receives a separate fee from the Fund, based on a per shareholder account basis, for providing transfer agency services.
The Custodian.  The custodian for the Fund is The Bank of New York Mellon with its principal address at One Wall Street, New York, NY 10286.
Other Matters.  The Fund's audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) 836-2211; visit www.wilmingtonfunds.com; write to Wilmington Funds, P.O. Box 9828, Providence, RI 02940-8025; or in the Buffalo, NY area call (716) 635-9368.
Outstanding Shares and Principal Shareholders.  The outstanding shares and classes of the Fund as of the Record Date are set forth in Exhibit A.
The names and addresses of shareholders that owned beneficially 5% or more of the outstanding shares of the Fund as of the Record Date are set forth in Exhibit B.  From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund's management, as of the Record Date, there were no other entities, except as set forth in Exhibit B, owning beneficially more than 5% of the outstanding shares of any class of the Fund.
As of October 13, 2016, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of each class of the Fund.
♦ FURTHER INFORMATION ABOUT VOTING AND THE MEETING
Solicitation of Proxies.  Your vote is being solicited by the Board.  The total cost of proxy solicitation is estimated to be approximately $40,275, including expenses.  The cost of soliciting proxies will be borne by the Fund.  The Trust also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Fund and soliciting them to execute proxies.  The Trust expects that the solicitation will be primarily by mail, but may also include telephone, facsimile, electronic or other means of communication.  Trustees and officers of the Trust, and regular employees and agents of the Investment Advisor or its affiliates involved in the solicitation of proxies are not reimbursed.
Voting by Broker-Dealers.  The Trust expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for the broker-dealer firms' customers will request voting instructions from their customers and beneficial owners.  If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Trust understands that broker-dealers may not vote on the Proposals.
Quorum.  The holders of 33 1/3% of the outstanding shares of the Fund entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum at the Meeting for purposes of acting upon the Proposals.  The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote or (ii) the broker or nominee does not have discretionary voting power), and the shares whose proxies reflect an abstention on any item, if any, will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

Method of Tabulation.  Generally, abstentions and broker non-votes, if any, will be treated as votes present at the Meeting, but will not be treated as votes cast.  Therefore, abstentions and broker non-votes may have the same effect as a vote "against" the Proposals.
Adjournment.  The Meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of a majority of the shares present (in person or by proxy and entitled to vote at the Meeting), or by the Chairman of the Board or certain officers.  Such authority to adjourn the Meeting may be used in the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes have not been received to approve the Proposals, or for any other reason consistent with applicable state law and the Trust's By-Laws, including to allow for the further solicitation of proxies.  Any adjournment may be made with respect to any business which might have been transacted at the Meeting, and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Meeting prior to adjournment.  The persons designated as proxies may use their discretionary authority to vote as instructed by management of the Trust on questions of adjournment and on any other proposals raised at the Meeting to the extent permitted by the SEC's proxy rules, including proposals for which management of the Trust did not have timely notice, as set forth in the SEC's proxy rules.

Shareholder Proposals.  The Trust is not required and does not intend to hold regular annual meetings of shareholders.  A shareholder who wishes to submit a proposal for consideration for inclusion in the Trust's proxy statement for the next meeting of shareholders of the Fund should send his or her written proposal to the Trust's offices: Secretary of the Trust, 111 South Calvert Street, 26th Floor, Baltimore, Maryland 21202, so that it is received within a reasonable time before the Trust begins to print and send its proxy materials for such meeting.  A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules, state law and the Trust's governing instruments.  Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Trust's proxy statement or presented at the meeting.
No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment or postponement of the Meeting, the persons designated as proxies named on the enclosed proxy card will vote on such matters in accordance with the views of management.
October 19, 2016	By Order of the Board of Trustees, Lisa R. Grosswirth Secretary

Exhibit A

OUTSTANDING SHARES AND CLASSES OF THE FUND AS OF THE RECORD DATE (OCTOBER 13, 2016)
Fund Name/Class	Number of Outstanding Shares
WILMINGTON MULTI-MANAGER ALTERNATIVES FUND Class A Class I	26,401 14,275,061

A-1

Exhibit B
PRINCIPAL HOLDERS OF FUND SHARES AS OF THE RECORD DATE (OCTOBER 13, 2016)
As of the Record Date, the following shareholders owned beneficially 5% or more of the outstanding shares of the Fund.  For purposes of the Investment Company Act of 1940, any person who owns, directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to "control" such company.  Accordingly, to the extent that a shareholder identified in the following table as the beneficial owner and holder of record of more than 25% of the outstanding voting securities of the Fund and has voting and/or investment power, the shareholder may be presumed to control the Fund.
Fund Name/Class	Name and Address of Account	Share Amount	Percentage of Class (%)
WILMINGTON MULTI-MANAGER ALTERNATIVES FUND
Class A	CHARLES SCHWAB	5,465	20.70
	FOR SPECIAL CUSTODY ACCOUNT
	FBO OF OUR CUSTOMER
	ATTN MUTUAL FUNDS
	101 MONTGOMERY ST
	SAN FRANCISCO CA 94104-4151

	NFS LLC FEBO	4,535	17.18
	THOMAS J GREINER
	JULIE M GREINER
	42 SUTTON PL
	KALISPELL MT 59901

	NFS LLC FEBO	1,921	7.28
	FMT CO CUST IRA
	FBO NASROLLAH ZARRINGHALAM
	30051 CENTER POINT RD
	MILLVILLE DE 19967-6801

	NFS LLC FEBO	1,875	7.10
	NFS/FMTC IRA
	FBO SCOTT PITSLEY
	7612 BROWNS BRIDGE RD
	HIGHLAND MD 20777

	NFS LLC FEBO	1,739	6.59
	NFS/FMTC ROLLOVER IRA
	FBO KARL EHRHARDT
	32 MALTON CT
	PARKVILLE MD 21234

	NFS LLC FEBO	1,524	5.77
	KAREN A HARRIS MARITAL TR
	KAREN HARRIS TTEE
	U/A 06/18/2007
	3902 SILVER MAPLE CT

B-1

Fund Name/Class	Name and Address of Account	Share Amount	Percentage of Class (%)
	ROCKVILLE MD 20853

	BNYM I S TRUST CO CUST	1,336	5.06
	SALLY HEALY IRA
	151 COURTLAND AVE APT 6
	STAMFORD CT 06902-3493

Class I	CHARLES SCHWAB & CO INC	4,247,982	29.76
	SPECIAL CUSTODY A/C FBO CUSTOMERS
	ATTN MUTUAL FUNDS
	101 MONTGOMERY ST
	SAN FRANCISCO CA 94104-4151

	SEI PRIVATE TRUST COMPANY	2,572,020	18.02
	C/O M&T BANK/WTC ID 337
	ATTN: MUTUAL FUND ADMINISTRATOR
	ONE FREEDOM VALLEY DRIVE
	OAKS PA 19456

	SEI PRIVATE TRUST COMPANY	1,372,234	9.61
	C/O M&T BANK ID 337
	ATTN: MUTUAL FUND ADMIN
	ONE FREEDOM VALLEY DRIVE
	OAKS PA 19456

	SEI PRIVATE TRUST COMPANY	829,328	5.81
	C/O M&T BANK ID 337
	ATTN: MUTUAL FUND ADMINISTRATOR
	ONE FREEDOM VALLEY DRIVE
	OAKS PA 19456

B-2

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
To vote by Internet

1) Read the Proxy Statement and have the card below at hand
2) Log on to www.proxyvote.com
3) Follow the instructions provided on the website

To vote by Telephone

1) Read the Proxy Statement and have the card below at hand
2) Call toll-free 1-800-690-6903
3) Follow the recorded instructions

To vote by Mail

1) Read the Proxy Statement
2) Check the appropriate boxes on the card below
3) Sign and date proxy card
    4) Return promptly in the enclosed envelope

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E14334-S50887	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
1. Proposal 1:
TO APPROVE MODIFICATIONS TO THE FUND'S CURRENT FUNDAMENTAL INVESTMENT GOAL
The Board unanimously recommends that the shareholders of the Fund approve changing the Fund's current fundamental investment goal to read as follows: to achieve long-term growth of capital with lower volatility than the broader equity markets.
For ☐	Against ☐	Abstain ☐

2. Proposal 2:
TO APPROVE RECLASSIFICATION OF THE FUND'S INVESTMENT GOAL FROM A FUNDAMENTAL INVESTMENT POLICY TO A NON-FUNDAMENTAL INVESTMENT POLICY
The Board unanimously recommends that the shareholders of the Fund approve reclassification of the Fund's investment goal from a fundamental policy to a non-fundamental policy.
☐	☐	☐

Shareholders of record as of the close of business on October 13, 2016 are entitled to vote at the special meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY
PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF THE SHARES AS INDICATED ABOVE. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Wilmington Funds' Shareholder Meeting to Be Held on November 30, 2016. The Proxy Statement for this meeting is available at: www.proxyvote.com

E14335-S50887

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
WILMINGTON MULTI-MANAGER ALTERNATIVES FUND
TO BE HELD ON NOVEMBER 30, 2016

The undersigned, revoking any and all previous proxies, hereby appoint(s) Michael D. Daniels, John C. McDonnell, and John J. Kelley, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Wilmington Multi-Manager Alternatives Fund (the "Fund"), which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at 3:00 p.m. Eastern Time on November 30, 2016, at the principal executive offices of the Wilmington Funds (the "Trust"), located at 111 South Calvert Street,26th Floor, Baltimore, Maryland 21202, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of Special Meeting of Shareholders and the accompanyingProxy Statement is hereby acknowledged. This proxy is solicited on behalf of the Board of Trustees of the Trust on behalf of the Fund.

If more than one of the proxies, or their substitutes, are present at the Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked by the undersigned on the reverse side. If no specification is made, this proxy will be voted "FOR" the proposals listed herein and in the discretion of the proxies upon such other business as may properly come before the Meeting.
Please vote, date and sign on reverse side and return promptly in enclosed envelope.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT